Exhibit 23.4



Patient Infosystems, Inc.
Rochester, New York

We hereby consent to the use in this Post-Effective Amendement No. 1 to Registration Statement statement 333-115217 of Patient Infosystems, Inc. on Form SB-2 of our report dated July 16, 2003, except for Note 2, as to which the date is December 31, 2003, relating to the financial statements of American CareSource Corporation for the year ended December 31, 2002, which is part of such Registration Statement.

/s/BDO Seidman, LLP

Dallas, Texas
July 16, 2004